Exhibit 23.3

CAWLEY, GILLESPIE & ASSOCIATES, INC.

PETROLEUM CONSULTANTS

13640 BRIARWICK DRIVE, SUITE 100 AUSTIN, TEXAS 78729-1707 512-249-7000	306 WEST SEVENTH STREET, SUITE 302 FORT WORTH, TEXAS 76102-4987 817- 336-2461 WWW.CGAUS.COM	1000 LOUISIANA STREET, SUITE 625 HOUSTON, TEXAS 77002-5008 713-651-9944

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

Board of Directors

Energy & Exploration Partners, Inc.

Fort Worth, Texas

We hereby consent to the references to Cawley, Gillespie & Associates, to the inclusion of our estimates of reserves contained in our reports entitled “Evaluation Summary, Energy & Exploration Partners, LLC Interests, Colorado and Texas, Proved Developed Producing Reserves, As of December 31, 2012” and “Evaluation Summary, Energy & Exploration Partners, LLC Interests, Colorado and Texas, Proved Developed Producing Reserves, As of April 1, 2013” and “Evaluation Summary, Energy & Exploration Partners, LLC Interests, Leon and Madison Counties, Texas, Proved Reserves, As of June 30, 2013 and “Evaluation Summary, Energy & Exploration Partners, LLC Interests, Leon, Madison and Grimes Counties, Texas, Proved and Probable Reserves, As of October 31, 2013” and to the specific references to Cawley, Gillespie & Associates as the independent petroleum engineering firm in this Form S-1 Registration Statement and any amendments thereto (collectively, the “Registration Statement”) and the prospectus to which the Registration Statement is related. We further consent to the inclusion of our letter reports January 7, 2013, April 18, 2013, July 8, 2013 and October 30, 2013 as exhibits to the Registration Statement.

Yours truly,

CAWLEY, GILLESPIE & ASSOCIATES, INC.

Fort Worth, Texas

November 15, 2013